                                                        Administration Agreement

                                   APPENDIX A
                                  INDEX SERIES

iShares Cohen & Steers Realty Majors Index Fund iShares CSFB Callable Bond Index Fund iShares Dow Jones Select Dividend Index Fund iShares Dow Jones Transportation Average Index Fund iShares Dow Jones U.S. Basic Materials Sector Index Fund iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund iShares Dow Jones U.S. Energy Sector Index Fund iShares Dow Jones U.S. Financial Sector Index Fund iShares Dow Jones U.S. Financial Services Composite Index Fund iShares Dow Jones U.S. Healthcare Sector Index Fund iShares Dow Jones U.S. Industrial Average Index Fund iShares Dow Jones U.S. Industrial Sector Index Fund iShares Dow Jones U.S. Real Estate Index Fund iShares Dow Jones U.S. Technology Sector Index Fund iShares Dow Jones U.S. Telecommunications Sector Index Fund iShares Dow Jones U.S. Total Market Index Fund iShares FTSE/Xinhua HK China 25 Index Fund iShares Dow Jones U.S. Utilities Sector Index Fund iShares Goldman Sachs Consumer Industries Index Fund iShares Goldman Sachs Cyclical Industries Index Fund iShares Goldman Sachs Financials Index Fund iShares Goldman Sachs Hardware Index iShares Goldman Sachs Health Care Index Fund iShares Goldman Sachs Natural Resources Index Fund iShares Goldman Sachs Networking Index iShares Goldman Sachs Semiconductor Index iShares Goldman Sachs Software Index iShares Goldman Sachs Technology Index Fund iShares Goldman Sachs Utilities Index Fund iShares GS $ InvesTop Bond Fund iShares Lehman 1-3 Year Treasury Bond Fund iShares Lehman 7-10 Year Treasury Bond Fund iShares Lehman 20+ Year Treasury Bond Fund iShares Lehman Government/Credit Bond Fund iShares Lehman Treasury Bond Fund iShares Lehman Liquid Corporate Bond Fund iShares U.S. Treasury Inflation Protected Securities Fund iShares Lehman Aggregate Bond Fund iShares Nasdaq Biotechnology Index Fund iShares KLD Nasdaq Social Index Fund iShares NYSE 100 Index Fund iShares NYSE Composite Index Fund iShares Russell 1000 Growth Index Fund iShares Russell 1000 Index Fund iShares Russell 1000 Value Index Fund iShares Russell 2000 Growth Index Fund iShares Russell 2000 Index Fund iShares Russell 2000 Value Index Fund iShares Russell 3000 Growth Index Fund iShares Russell 3000 Index Fund iShares Russell 3000 Value Index Fund iShares Russell Midcap Index Fund iShares Russell Midcap Growth Index Fund

                                                        Administration Agreement

INDEX SERIES

iShares Russell Midcap Value Index Fund
iShares S&P 100 Index Fund
iShares S&P 500 Index Fund
iShares S&P 500/BARRA Growth Index Fund
iShares S&P 500/BARRA Value Index Fund
iShares S&P 1500 Index Fund
iShares S&P ADR International Index Fund iShares S&P Asia Pacific 100 Index Fund iShares S&P Europe 350 Index Fund iShares S&P Global 100 Index Fund iShares S&P Global 1200 Index Fund iShares S&P Global Consumer Discretionary Index Fund iShares S&P Global Consumer Staples Index Fund iShares S&P Global Energy Index Fund iShares S&P Global Financials Index Fund iShares S&P Global Health Care Index Fund iShares S&P Global Industrials Index Fund iShares S&P Global Information Technology Index Fund iShares S&P Global Materials Index Fund iShares S&P Global Telecommunications Services Index Fund iShares S&P Global Utilities Index Fund iShares S&P Latin America 40 Index Fund iShares S&P MidCap 400 Index Fund iShares S&P MidCap 400/BARRA Growth Index Fund iShares S&P MidCap 400/BARRA Value Index Fund iShares S&P SmallCap 600 Index Fund iShares S&P SmallCap 600/BARRA Growth Index Fund iShares S&P SmallCap 600/BARRA Value Index Fund iShares S&P/TOPIX 150 Index Fund